Exhibit 23.5

May 3, 2024

To:

Lotus Technology Inc. (the “Company”)

No. 800 Century Avenue

Pudong District, Shanghai, People’s Republic of China

Dear Sirs/Madams,

We have acted as PRC legal counsel as to the laws of the People’s Republic of China (the “PRC”, for purpose of this letter only, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) to the Company in connection with the Company’s registration statement on Form F-1, including all amendments and supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933 (as amended).

We hereby consent to the reference of our name in the Registration Statement and the filing of this consent letter with the SEC as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Han Kun Law Offices

Han Kun Law Offices